UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission

File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At KeyCorp’s 2015 Annual Meeting of Shareholders held on May 21, 2015, shareholders elected all fourteen of the directors nominated by the KeyCorp Board of Directors. Each director received a greater number of votes cast for his or her election than votes withheld from his or her election, as stated below. The shareholders also ratified the appointment of Ernst & Young LLP as KeyCorp’s independent auditor for 2015, approved on an advisory basis KeyCorp’s executive compensation as described in KeyCorp’s 2015 proxy statement, and did not approve a shareholder proposal seeking to separate KeyCorp’s Chairman and Chief Executive Officer roles. The final voting results from the meeting are as follows:

Proposal One—Election of Directors

Nominee	For	Withheld	Broker Non-Vote
Bruce D. Broussard	623,223,485	5,913,007	79,794,015
Joseph A. Carrabba	619,798,706	9,337,786	79,794,015
Charles P. Cooley	621,095,974	8,040,491	79,794,015
Alexander M. Cutler	600,756,850	28,379,642	79,794,015
H. James Dallas	623,711,750	5,424,742	79,794,015
Elizabeth R. Gile	624,927,823	4,208,670	79,794,015
Ruth Ann M. Gillis	624,303,542	4,832,950	79,794,015
William G. Gisel, Jr.	621,197,706	7,938,786	79,794,015
Richard J. Hipple	618,700,770	10,435,722	79,794,015
Kristen L. Manos	624,790,571	4,345,921	79,794,015
Beth E. Mooney	601,972,131	27,164,361	79,794,015
Demos Parneros	621,136,020	8,000,472	79,794,015
Barbara R. Snyder	621,171,604	7,964,888	79,794,015
David K. Wilson	625,125,298	4,011,194	79,794,015

Proposal Two—Ratification of the Appointment of Ernst & Young LLP as KeyCorp’s Independent Auditors for 2015

For	Against	Abstain	Broker Non-Vote
696,132,910	10,665,405	2,132,192	0

Proposal Three—Advisory Approval of KeyCorp’s Executive Compensation

For	Against	Abstain	Broker Non-Vote
601,080,941	24,294,554	3,760,996	79,794,015

Proposal Four—Shareholder Proposal Seeking to Separate the Chairman and Chief Executive Officer Roles

For	Against	Abstain	Broker Non-Vote
148,557,886	477,832,264	2,746,341	79,794,015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: May 22, 2015

/s/ Paul N. Harris
	By:	Paul N. Harris
Secretary and General Counsel